UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2025
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
(a) On January 24, 2025, Bionano Genomics, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), with the office of the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of 1:60 (the “Charter Amendment”). The Charter Amendment was authorized by the stockholders of the Company at the Company’s Special Meeting of Stockholders held on January 15, 2025.
Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on January 24, 2025 (the “Effective Time”), every sixty shares of the Company’s issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants outstanding at the Effective Time, which resulted in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s Amended and Restated 2006 Equity Compensation Plan, 2018 Equity Incentive Plan, as amended, 2018 Employee Stock Purchase Plan, and 2020 Inducement Plan, as amended, immediately prior to the Effective Time were reduced proportionately.
No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).
The Company’s common stock began trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on January 27, 2025. The new CUSIP number for the Company’s common stock following the reverse stock split will be 09075F404.
The foregoing description is qualified in its entirety by the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K with respect to the Charter Amendment effecting the reverse stock split is incorporated by reference into Item 5.03 of this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On January 22, 2025, the Company issued a press release announcing the effective date of the reverse stock split. A copy of such press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, by Bionano Genomics, Inc.
99.1	Press Release, dated January 22, 2025.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: January 27, 2025	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive and Financial Officer)